                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                             -----------------------


                                   FORM 11-K


                                 Annual Report

[X] Annual Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934 [Fee Required]


For the year ended DECEMBER 31, 1993

                                       or

[ ] Transition Report Pursuant to Section 15(d) of the Securities Exchange Act of 1934 [No Fee Required]


For the transition period from --------------------- to ---------------------


Commission file number 1-5256


     V.F. CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
- -----------------------------------------------------------------------------
                              (Full title of plan)




                   1047 NORTH PARK ROAD, WYOMISSING, PA 19610
- -----------------------------------------------------------------------------
                         (Address of principal offices)



Registrant's telephone number, including area code (610) 378-1151

Item 1.  Changes in the Plan

During 1991, two new investment programs were added (the Equity Growth Fund and the Equity Growth & Income Fund), and one fund was eliminated (Equity Income
Fund). The goal of the new Equity Growth Fund is capital appreciation. This Fund is primarily invested in common stock and securities convertible into common stock, although a portion of the Fund's assets may be invested in debt securities. The Equity Growth and Income Fund replaced the Equity Income Fund and places greater emphases on capital appreciation. The goal of the Growth and Income Fund is to seek long-term capital growth, current income and growth of income consistent with reasonable investment risk.

Item 2.  Changes in Investment Policy

There have been no changes during the year in the policy with respect to the kind of securities or other investments in which funds held under the Plan may be invested.

Item 3.  Contributions Under the Plan

Contributions made by VF Corporation ("Corporation") are measured by reference to the employee's contributions and are not discretionary.

Item 4.  Participating Employees

There were approximately 6,377 enrolled participants in the Plan as of December 31, 1993, out of approximately 7,173 eligible employees.

Item 5.  Administration of the Plan

(a) The Plan provides that a Committee of three persons be appointed to administer the Plan. The Committee, the VF Corporation Pension Plan Committee, is comprised of the following officers of the Corporation: Lori M. Tarnoski, Vice President and Secretary; Harold D. McKemy, Vice President - Treasury and Financial Services; and Harold E. Addis, Vice President - Human Resources and Administration. All committee persons are located at the Corporation's headquarters: 1047 North Park Road, Wyomissing, PA 19610. Each of these individuals is an employee of the Corporation and participates in the Plan. The Committee has the power to adopt rules and regulations for carrying out and administering the Plan and has the full authority and power to construe, interpret and administer the Plan. Committee members receive no compensation from the Plan.

(b)   All expenses of administration of the Plan, including
      Trustee fees, are paid by the Corporation.

Item 6.  Custodian of Investments

(a) The Corporation has entered into a Trust Agreement under which United Missouri Bank of Kansas City, N.A., 10th and Grand, P.O. Box 226, Kansas City, MO 64141, has been appointed as Trustee under the Plan. Under the terms of the Trust Agreement, United Missouri Bank of Kansas City, N.A. holds and invests all assets of the Plan, subject to the direction of each of the participants of the Plan regarding the fund or funds to receive contributions.

(b)   The custodian's compensation is paid by the Corporation.

(c) No bond was furnished or is required to be furnished by the Trustee.

Item 7.  Reports to Participating Employees

Each participant receives a quarterly statement showing the amounts contributed by him/her to each of the funds during the calendar quarter and the market values as of the end of each quarter. The statement also shows the Corporation's matching contributions allocated to the participant through the Employee Stock Ownership Plan, which are invested in ESOP Preferred Stock, and the fair values based on the preferred stock's stated redemption price of $30.875 per share or 80% of the market value of the Corporation's Common Stock, whichever is greater.

Item 8.  Investment of Funds

Each participant by written election directs the Trustee to invest his/her own contributions in one or more of the following funds:

     - Money Market Fund
     - Fixed Income Fund
     - Equity Growth & Income Fund
     - Equity Growth Fund
     - VF Corporation Stock Fund (investing in common stock of the Corporation)

Brokerage commissions of $6,436, $6,166 and $6,852 for the years ended December 31, 1993, 1992 and 1991 were paid by the Trustee to acquire the Corporation's common stock for the Plan.

The Corporation's matching contributions go solely to the ESOP. These contributions are allocated to participants who receive full value in the form of ESOP Preferred Stock and are used by the ESOP to pay debt service on a loan from the Corporation.

Item 9.  Financial Statements and Exhibits

(a)Financial Statements                                           Page No.

   Report of Independent Auditors                                     4


   Statements of Net Assets Available for Benefits -
       For the Years Ended December 31, 1993 and 1992
       -    Combined Plan                                             5
       -    Money Market Fund and Fixed Income Fund                   6
       -    Equity Growth & Income Fund and Equity Growth Fund        7
       -    VF Corporation Stock Fund and                             8
             Employee Stock Ownership Plan

   Statements of Changes in Net Assets Available for Benefits -
       For the Years Ended December 31, 1993, 1992 and 1991
       -    Combined Plan                                             9
       -    Money Market Fund                                        10
       -    Fixed Income Fund                                        11
       -    Equity Growth & Income Fund                              12
       -    Equity Growth Fund                                       13
       -    VF Corporation Stock Fund                                14
       -    Employee Stock Ownership Plan                            15
       -    Equity Income Fund                                       16

   Notes to Financial Statements                                     17

   Schedules:
            Schedules I, II and III have been omitted because the required information is included in the financial statements and the related notes.

(b)Exhibits - none

                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the VF Corporation Pension Plan Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.




                                     VF Corporation Tax-Advantaged Savings Plan
                                                  for Salaried Employees
                                      -----------------------------------------

                                     By:  /s/ Harold E. Addis
                                          -------------------------------------
                                           Harold E. Addis, Secretary of the
                                           VF Corporation Pension Plan Committee



Date:  March 24, 1994
       ------------------------

                         Report of Independent Auditors


VF Corporation Pension Plan Committee
VF Corporation Tax-Advantaged Savings
Plan for Salaried Employees


We have audited the accompanying statements of net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees at December 31, 1993 and 1992, and the changes in its net assets available for benefits for each of the three years in the period ended December 31, 1993, in conformity with generally accepted accounting principles.


                                                                   ERNST & YOUNG



Reading, Pennsylvania
March 18, 1994

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                                 COMBINED PLAN
                                 -------------

                                                                                            December 31
                                                                           ---------------------------------------------
ASSETS                                                                        1993                                1992
- ------                                                                        ----                                ----
Investments at fair value
  VF Corporation Common Stock -
   395,009 shares in 1993
   398,239 shares in 1992                                                   $ 18,219,790                       $ 21,206,226

  VF Corporation ESOP
  Preferred Stock -
   2,050,491 shares in 1993
   2,072,413 shares in 1992                                                   75,663,118                         88,284,786

  United States government obligations                                        13,673,576                         11,024,047

  Other Securities                                                            40,149,325                         31,689,608
                                                                             -----------                        -----------
     Total investments                                                       147,705,809                        152,204,667

Dividends and interest receivable                                                246,092                            202,910

Loans receivable from participants                                             5,718,544                          3,444,683
                                                                             -----------                        -----------
     TOTAL ASSETS                                                            153,670,445                        155,852,260
                                                                             -----------                        -----------

LIABILITIES
- -----------

Withdrawals and terminations
  payable to participants                                                        861,855                            836,485

Employee Stock Ownership
  Plan obligation                                                             56,121,089                         59,255,410

Forfeitures related to withdrawals
  and terminations payable                                                        16,943                             18,281
                                                                            ------------                       ------------
     TOTAL LIABILITIES                                                        56,999,887                         60,110,176
                                                                            ------------                       ------------
Net assets available for benefits                                           $ 96,670,558                       $ 95,742,084
                                                                            ============                       ============

        See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                    MONEY MARKET FUND AND FIXED INCOME FUND
                    ---------------------------------------



                                                           Money Market Fund                        Fixed Income and
                                                             December 31                               December 31
                                                     -------------------------                 ---------------------------
ASSETS                                                1993               1992                   1993                  1992
- ------                                                ----               ----                   ----                  ----
Investments, at fair value
  United States government obligations              $         0         $         0           $13,673,576        $11,024,047

  Other securities                                    5,406,831           6,020,628             1,460,947          2,726,393
                                                    -----------         -----------           -----------        -----------
     Total investments                                5,406,831           6,020,628            15,134,523         13,750,440

Dividends and interest receivable                        15,686                  16               228,310            200,921

Loans receivable from participants                    1,040,317             733,395             1,133,339            723,886
                                                    -----------         -----------           -----------        -----------
     TOTAL ASSETS                                     6,462,834           6,754,039            16,496,172         14,675,247
                                                    -----------         -----------           -----------        -----------
LIABILITIES
- -----------

Withdrawals and terminations
 payable to participants                                100,468              35,360               136,218            280,041

Forfeitures related to withdrawals
  and terminations payable                                  163                 190                   202                 46
                                                    ------------        -----------           -----------        -----------
     TOTAL LIABILITIES                                  100,631              35,550               136,420            280,087
                                                    -----------         -----------           -----------        -----------
Net assets available for benefits                   $ 6,362,203         $ 6,718,489           $16,359,752        $14,395,160
                                                    ===========         ===========           ===========        ===========


           See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

               EQUITY GROWTH & INCOME FUND AND EQUITY GROWTH FUND
               --------------------------------------------------



                                            Equity Growth & Income Fund                               Equity Growth Fund
                                                     December 31                                          December 31
                                          ---------------------------------                    ---------------------------------
ASSETS                                          1993               1992                              1993              1992
- ------                                          ----               ----                              ----              ----

Investments, at fair value

  Other securities                        $  22,366,528        $ 16,962,346                    $  10,684,033        $  5,756,310
                                          -------------        ------------                    -------------        ------------
     Total investments                       22,366,528          16,962,346                       10,684,033           5,756,310

Dividends and  interest receivable                   82                  45                               67                  45

Loans receivable from participants            1,550,713             897,209                          379,273             180,006
                                          -------------        ------------                    -------------        ------------
     TOTAL ASSETS                            23,917,323          17,859,600                       11,063,373           5,936,361
                                          -------------        ------------                    -------------        ------------
LIABILITIES
- -----------
Withdrawals and terminations
 payable to participants                        225,221             176,167                           97,948              50,996

Forfeitures related to withdrawals
 and terminations                                   821                 294                               65                   8
                                          -------------        ------------                    -------------        ------------
     TOTAL LIABILITIES                          226,042             176,461                           98,013              51,004
                                          -------------        ------------                    -------------        ------------
Net assets available for benefits         $  23,691,281        $ 17,683,139                    $  10,965,360        $  5,885,357
                                          =============        ============                    =============        ============

      See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

       VF CORPORATION COMMON STOCK FUND AND EMPLOYEE STOCK OWNERSHIP PLAN
       ------------------------------------------------------------------

                                                 VF Corporation Common Stock Fund          Employee Stock Ownership Plan
                                                           December 31                              December 31
                                                  -----------------------------             -----------------------------
ASSETS                                                1993             1992                   1993             1992
- ------                                                ----             ----                   ----             ----

Investments, at fair value
  VF Corporation Common Stock
  395,009 shares in 1993
  398,239 shares in 1992                           $18,219,790      $21,206,226             $         0       $         0

  VF Corporation ESOP
  Preferred Stock
  2,050,491 shares in 1993
  2,072,413 shares in 1992                                   0                0              75,663,118        88,284,786

  Other securities                                     189,091          162,291                  41,895            61,640
                                                   -----------      -----------             -----------       -----------
     Total investments                              18,408,881       21,368,517              75,705,013        88,346,426

Dividends and interest receivable                          300              330                   1,647             1,553

Loans receivable from participants                   1,614,902          910,187                       0                 0
                                                   -----------      -----------             -----------       -----------
     TOTAL ASSETS                                   20,024,083       22,279,034              75,706,660        88,347,979
                                                   -----------      -----------             -----------       -----------

LIABILITIES
- -----------

Withdrawals and terminations
  payable to participants                              140,009          166,448                 161,991           127,473

Employee Stock Ownership
  Plan obligation                                            0                0              56,121,089        59,255,410

Forfeitures related to withdrawals
  and terminations payable                                 600              130                  15,092            17,613
                                                   -----------      -----------             -----------       -----------
     TOTAL LIABILITIES                                 140,609          166,578              56,298,172        59,400,496
                                                   -----------      -----------             -----------       -----------
Net assets available for benefits                  $19,883,474      $22,112,456             $19,408,488       $28,947,483
                                                   ===========      ===========             ===========       ===========


      See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                 COMBINED PLAN
                                 -------------

                                                                                Years Ended December 31
                                                             --------------------------------------------------------------
                                                                1993                     1992                     1991
                                                                ----                     ----                     ----
      Investment Income
        Dividends on VF Corporation
         Common Stock                                        $    492,821             $   432,281              $    355,576

        Dividends on ESOP
         Preferred Stock                                        4,290,967               4,335,278                 4,366,486

        Interest                                                1,052,117                 975,168                   947,148

        Income from mutual funds and
         bank common trust funds                                2,285,814               3,257,792                 1,185,342
                                                             ------------             -----------              ------------
                                                                8,121,719               9,000,519                 6,854,552
                                                             ------------             -----------              ------------
      Contributions
        Interest on loan repayments                               288,773                 204,448                   138,806

        Participants                                           10,822,389               9,485,940                 9,676,455

        VF Corporation                                          4,542,628               3,960,222                 4,118,120
                                                             ------------             -----------              ------------
                                                               15,653,790              13,650,610                13,933,381
                                                             ------------             -----------              ------------


      Withdrawals                                              (4,975,559)             (4,862,648)               (3,150,766)

      Forfeitures that reduce
       VF Corporation contributions                              (146,621)                (71,919)                 (191,277)

      Interest on Employee Stock Ownership
       Plan obligation                                         (5,698,769)             (5,954,445)               (6,173,138)

      Net realized gain (loss) on investments                     794,846                 421,571                  (386,635)

      Net unrealized (depreciation) appreciation
       in fair value of investments                           (12,820,932)             26,406,953                12,023,944
                                                             ------------             -----------              ------------
      Net increase                                                928,474              38,590,641                22,910,061

      Net assets available for benefits
       at beginning of year                                    95,742,084              57,151,443                34,241,382
                                                             ------------             -----------              ------------
      Net assets available for benefits
       at end of year                                        $ 96,670,558             $95,742,084              $ 57,151,443
                                                             ============             ===========              ============




See notes to financial statements.

      VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                              MONEY MARKET FUND
                              -----------------

                                                                               Years Ended December 31
                                                               -----------------------------------------------------------------
                                                               1993                        1992                          1991
                                                               ----                         ----                         ----
Investment Income

   Income from mutual funds and
    bank common trust funds                                $    185,319                 $    196,134                 $   411,461
                                                           ------------                 ------------                 -----------
                                                                185,319                      196,134                     411,461
                                                           ------------                 ------------                 -----------
 Contributions
   Interest on loan repayments                                   29,013                       26,475                      28,836

   Participants                                                 965,642                    1,160,453                   1,717,180
                                                           ------------                 ------------                 -----------
                                                                994,655                    1,186,928                   1,746,016
                                                           ------------                 ------------                 -----------



 Withdrawals                                                   (427,805)                    (582,038)                   (570,553)

 Forfeitures that reduce
   VF Corporation contributions                                  (2,177)                      (1,268)                    (10,558)

 Fund transfers                                              (1,106,278)                  (1,063,530)                   (987,938)
                                                           ------------                 ------------                ------------
 Net (decrease) increase                                       (356,286)                    (263,774)                    588,428

 Net assets available for benefits at
   beginning of year                                          6,718,489                    6,982,263                   6,393,835
                                                           ------------                 ------------                ------------
 Net assets available for benefits at
   end of year                                             $  6,362,203                 $  6,718,489                $  6,982,263
                                                           ============                 ============                ============

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                               FIXED INCOME FUND
                               -----------------

                                                                                    Years Ended December 31
                                                         -------------------------------------------------------------------------
                                                           1993                            1992                          1991
                                                           ----                            ----                          ----
 Investment Income
   Interest                                               $  1,052,117                  $    975,168                  $    947,148

   Income from mutual funds and
    bank common trust funds                                     10,278                        18,207                        29,838
                                                          ------------                  ------------                  ------------
                                                             1,062,395                       993,375                       976,986
                                                          ------------                  ------------                  ------------
 Contributions
   Interest on loan repayments                                  51,108                        40,561                        38,703

   Participants                                              2,339,497                     2,240,187                     2,587,408
                                                          ------------                  ------------                  ------------
                                                             2,390,605                     2,280,748                     2,626,111
                                                          ------------                  ------------                  ------------



 Withdrawals                                                (1,157,076)                   (1,286,865)                     (987,185)

 Forfeitures that reduce
   VF Corporation contributions                                 (1,946)                       (3,233)                      (18,558)

 Net realized loss on investments                              (12,656)                      (15,069)                      (11,682)

 Net unrealized (depreciation) appreciation
   in fair value of investments                                (12,832)                      (30,255)                       47,068

 Fund transfers, net                                          (303,898)                      209,157                      (612,377)
                                                          ------------                  ------------                  ------------
 Net increase                                                1,964,592                     2,147,858                     2,020,363

 Net assets available for benefits at
   beginning of year                                        14,395,160                    12,247,302                    10,226,939
                                                          ------------                  ------------                  ------------
 Net assets available for benefits at
   end of year                                            $ 16,359,752                  $ 14,395,160                  $ 12,247,302
                                                          ============                  ============                  ============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                          EQUITY GROWTH & INCOME FUND
                          ---------------------------



                                                                                Years Ended December 31
                                                         ------------------------------------------------------------------------
                                                          1993                               1992                        1991
                                                          ----                               ----                        ----
 Investment Income
   Income from mutual funds and
   bank common trust funds                                $ 1,197,977                      $  2,219,621              $     41,426
                                                          -----------                      ------------              ------------
                                                            1,197,977                         2,219,621                    41,426
                                                          -----------                      ------------              ------------
 Contributions
   Interest on loan repayments                                 84,286                            55,468                     9,571

   Participants                                             3,056,697                         2,486,856                   625,886
                                                          -----------                      ------------              ------------
                                                            3,140,983                         2,542,324                   635,457
                                                          -----------                      ------------              ------------



 Withdrawals                                               (1,170,331)                       (1,171,833)                 (190,301)

 Forfeitures that reduce
   VF Corporation contributions                                (3,966)                           (2,564)                   (6,822)

 Net realized gain on investments                             117,328                            29,069                    26,558

 Net unrealized appreciation (depreciation)
   in fair value of investments                             2,097,687                         (565,714)                   603,421

 Fund transfers, net                                          628,464                           442,288                13,080,209
                                                          -----------                      ------------              ------------
 Net increase                                               6,008,142                         3,493,191                14,189,948

 Net assets available for benefits at
   beginning of year                                       17,683,139                        14,189,948                         0

 Net assets available for benefits at                     -----------                      ------------              ------------
   end of year                                           $ 23,691,281                      $ 17,683,139              $ 14,189,948
                                                          ===========                      ============              ============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                              EQUITY GROWTH FUND
                              ------------------


                                                                                  Years Ended December 31
                                                    ------------------------------------------------------------------------------
                                                        1993                             1992                              1991
                                                        ----                             ----                              ----
 Investment Income
   Income from mutual funds and
     bank common trust funds                       $     877,085                    $     807,786                     $    215,844
                                                   -------------                    -------------                     ------------
                                                         877,085                          807,786                          215,844
                                                   -------------                    -------------                     ------------
 Contributions
   Interest on loan repayments                            35,211                           21,514                            4,139

   Participants                                        1,450,084                        1,067,754                          239,853
                                                   -------------                    -------------                     ------------
                                                       1,485,295                        1,089,268                          243,992
                                                   -------------                    -------------                     ------------



 Withdrawals                                            (409,898)                         (93,788)                        (221,738)

 Forfeitures that reduce
   VF Corporation contributions                           (1,512)                            (641)                          (1,170)

 Net realized gain (loss) on investments                   5,543                          (27,894)                               0

 Net unrealized appreciation (depreciation)
   in fair value of investments                          651,820                         (417,780)                          12,190

 Fund transfers, net                                   2,471,670                          501,959                        3,777,329
                                                   -------------                    -------------                     ------------
 Net increase                                          5,080,003                        1,858,910                        4,026,447

 Net assets available for benefits at
   beginning of year                                   5,885,357                        4,026,447                                0

 Net assets available for benefits at              -------------                    -------------                     ------------
   end of year                                     $  10,965,360                     $  5,885,357                     $  4,026,447
                                                   =============                    =============                     ============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                       VF CORPORATION COMMON STOCK FUND
                       --------------------------------

                                                                           Years Ended December 31
                                                     -----------------------------------------------------------------------

                                                          1993                          1992                         1991
                                                          ----                          ----                         ----
 Investment Income
   Dividends on VF Corporation
     Common Stock                                    $      492,821                $      432,281              $     355,576

   Income from mutual funds and
     bank common trust funds                                  2,559                         2,725                      8,522
                                                     --------------                --------------              -------------
                                                            495,380                       435,006                    364,098
                                                     --------------                --------------              -------------
 Contributions
   Interest on loan repayments                               89,155                        60,430                     33,614

   Participants                                           3,010,469                     2,530,690                  2,385,273
                                                     --------------                --------------              -------------
                                                          3,099,624                     2,591,120                  2,418,887
                                                     --------------                --------------              -------------




 Withdrawals                                             (1,023,379)                   (1,152,194)                  (587,153)

 Forfeitures that reduce
   VF Corporation contributions                              (4,057)                       (3,145)                   (12,549)

 Net realized gain on investments                           506,187                       435,465                     32,930

 Net unrealized (depreciation) appreciation
   in fair value of investments                          (3,612,779)                    4,831,401                  7,208,353

 Fund transfers,  net                                    (1,689,958)                      (89,874)                  (157,064)
                                                     --------------                --------------              -------------
 Net (decrease) increase                                 (2,228,982)                    7,047,779                  9,267,502

 Net assets available for benefits at
   beginning of year                                     22,112,456                    15,064,677                  5,797,175
                                                     --------------                --------------              -------------
 Net assets available for benefits at
   end of year                                       $   19,883,474                $   22,112,456             $   15,064,677
                                                     ==============                ==============              =============


See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                         EMPLOYEE STOCK OWNERSHIP PLAN
                         -----------------------------

                                                                                 Years Ended December 31
                                                       -----------------------------------------------------------------------
                                                             1993                         1992                         1991
                                                             ----                         ----                         ----
 Investment Income
   Dividends on ESOP Preferred Stock                   $    4,290,967                $   4,335,278                $  4,366,486

   Income from mutual funds and
     bank common trust funds                                   12,596                       13,319                      24,019
                                                       --------------                -------------                ------------
                                                            4,303,563                    4,348,597                   4,390,505
                                                       --------------                -------------                ------------
 Contributions
   VF Corporation                                           4,542,628                    3,960,222                   4,118,120
                                                       --------------                -------------                ------------
                                                            4,542,628                    3,960,222                   4,118,120
                                                       --------------                -------------                ------------



 Withdrawals                                                 (787,070)                    (575,930)                   (235,319)

 Forfeitures that reduce
   VF Corporation contributions                              (132,963)                     (61,068)                   (133,192)

 Interest on Employee Stock Ownership
   Plan obligation                                         (5,698,769)                  (5,954,445)                 (6,173,138)

 Net realized gain on investments                             178,444                            0                           0

 Net unrealized (depreciation) appreciation
   in fair value of investments                           (11,944,828)                  22,589,301                   1,724,743
                                                       --------------                -------------                ------------
 Net (decrease) increase                                   (9,538,995)                  24,306,677                   3,691,719

 Net assets available for benefits at
   beginning of year                                       28,947,483                    4,640,806                     949,087
                                                       --------------                -------------                ------------
Net assets available for benefits at
  end of year                                          $   19,408,488                $  28,947,483                $  4,640,806
                                                       ==============                =============                ============




See notes to financial statements.

      VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
          STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                              EQUITY INCOME FUND
                              ------------------

                                                                                              Year Ended
                                                                                             December 31
                                                                                             -----------
                                                                                                 1991
                                                                                                 ----
               Investment Income
                 Income from mutual funds and
                   bank common trust funds                                                   $   454,232
                                                                                             -----------
                                                                                                 454,232
                                                                                             -----------
               Contributions
                 Interest on loan repayments                                                      23,943

                 Participants                                                                  2,120,855
                                                                                             -----------
                                                                                               2,144,798
                                                                                             -----------

               Withdrawals                                                                      (358,517)

               Forfeitures that reduce
                 VF Corporation contributions                                                     (8,428)

               Net realized loss on investments                                                 (434,441)

               Net unrealized appreciation
                 in fair value of investments                                                  2,428,169

               Fund transfers, net                                                           (15,100,159)
                                                                                             -----------
               Net decrease                                                                  (10,874,346)

               Net assets available for benefits at
                 beginning of year                                                            10,874,346
                                                                                             -----------
               Net assets available for benefits at
                 end of year                                                                 $         0
                                                                                             ===========

See notes to financial statements.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

                         NOTES TO FINANCIAL STATEMENTS


NOTE A -- DESCRIPTION OF THE PLAN

Effective January 1, 1985, VF Corporation (the Corporation) adopted the VF Corporation Tax-Advantaged Savings Plan for Salaried Employees (the Plan), which is a cash or deferred plan under Section 401(k) of the Internal Revenue Code. Under the Plan, certain salaried employees of specified subsidiaries, having at least one year of credited service, may elect to contribute between 2% and 8% of their compensation to the Plan. The Corporation matches employee contributions by 50% for up to 6% of compensation contributed by the employee. Employees remain fully vested in their contributions to the Plan. The Corporation's matching contributions are vested monthly on a pro rata basis with full vesting after five years of service or upon normal or late retirement, disability or death.

Effective January 1990, the Corporation added an Employee Stock Ownership Plan
(ESOP) per an amendment to the Plan. The ESOP purchased 2,105,263 shares of VF Corporation 6.75% Series B ESOP Convertible Preferred Stock (ESOP Preferred Stock) for $65.0 million. Each share of ESOP Preferred Stock, which has a redemption value of $30.88 plus cumulative accrued dividends, is convertible into an eight-tenths share of VF Corporation Common Stock and is entitled to one vote. The trustee for the ESOP may convert the ESOP Preferred Stock to Common Stock at any time or may cause the Corporation to redeem the ESOP Preferred Stock under certain circumstances. The ESOP Preferred Stock also has preference in liquidation over all other stock issues. The Corporation's matching contributions, all of which go to the ESOP, are allocated to employees in shares of ESOP Preferred Stock. Of the shares of ESOP Preferred Stock owned by the ESOP, 503,616 shares in 1993 and 375,834 shares in 1992 have been allocated to employees.

The ESOP's purchase of the ESOP Preferred Stock was funded by a loan of $65.0 million from the Corporation that bears interest at 9.8%. The obligation will be repaid in increasing installments through 2004 from future Corporation matching contributions to the ESOP and dividends on the ESOP Preferred Stock.

Effective January 1, 1992, the Plan was amended to exclude certain highly compensated employees, (Salary Grade 20 and above). Highly compensated employees have not been permitted to make contributions to the plan since December 31, 1991 but have continued to direct the investment of their Plan account balances.

Employee contributions are invested at the direction of the employee in one or more of the funds administered by the Plan's trustee. The investment programs of the Plan are as follows:

        (a)      Money Market Fund:  Monies are invested in a money market fund.

        (b) Fixed Income Fund: Monies are invested in investment vehicles that provide a fixed rate of return.

        (c) Equity Growth & Income Fund: Monies are invested in investments with emphasis on capital appreciation.

        (d) Equity Growth Fund: Monies are primarily invested in common stock, securities convertible into common stock and debt securities.

        (e) VF Corporation Stock Fund: Monies are invested in Common Stock of the Corporation purchased on the open market at prevailing prices on the New York Stock Exchange on the date of purchase. Employees can direct no more than 50% of their contributions to the VF Corporation Stock Fund.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE A -- DESCRIPTION OF THE PLAN (Continued)

Individual accounts are maintained for each participant; each account included the individual's contributions, Corporation matching contributions and investment funds' earnings. Accounts may become payable upon retirement, disability, death or termination of employment. Participants may also withdraw all or a portion of their accounts by filing a written request that demonstrates financial hardship. Participants may elect to receive distributions in a lump sum or in an annuity, or accounts may be rolled over into another IRS-approved tax deferral vehicle. Forfeitures of terminated participants' nonvested accounts are used to reduce Corporation contributions.

Participants may borrow from their individual account. They are charged interest at the Morgan Guaranty "Published" prime rate at the time of the loan and repay the principal within 60 months, or 120 months if the loan is for the purchase of their primary residence. Participants may borrow up to 100% of the Money Market Fund and 75% of remaining funds but may not borrow from the Corporation matching portion. Payment in full is required at termination of employment. There were 1,273 loans outstanding at December 31, 1993.

Although it has no intent to do so, the Corporation may terminate the Plan in whole or in part at any time. In the event of termination, participants become fully vested in their accounts.



The number of participants in each fund was as follows:

                                                                                Years Ended December 31
                                                                                -----------------------
                                                                      1993                1992                 1991
                                                                      ----                ----                 ----
Money Market Fund                                                     2,549               2,657                2,821
Fixed Income Fund                                                     3,818               3,734                3,524
Equity Growth & Income Fund                                           4,665               4,125                3,643
Equity Growth Fund                                                    2,776               3,914                3,573
VF Corporation Stock Fund                                             4,327               1,666                1,199
Employee Stock Ownership Plan                                         6,214               5,552                5,101

The total number of participants in the Plan was less than the sum of participants shown above because many were participating in more than one fund.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES

NOTE B -- SIGNIFICANT ACCOUNTING POLICIES

Investments are stated at fair value. Securities traded on a national securities exchange are valued at the last reported sales price on the last business day of the plan year. The ESOP Preferred Stock is stated at fair value, based on the greater of 80% of the fair value of the Corporation's common stock or the preferred stock's stated redemption price. United States government obligations are valued at cost, which approximates market. For commercial notes, the Plan trustee has established a fair value based on yields currently available on comparable instruments. The fair value of the participation units owned by the Plan in mutual funds and bank common trust funds is based on quoted redemption values on the last business day of the plan year. Unallocated insurance contracts are valued at contract values as estimated by the insurer. Contract value represents contributions made under the contract, plus interest at the contract rate, less funds used to pay the insurance company's administrative expenses.


The changes in the difference between fair value and cost of investments are reflected as unrealized appreciation or depreciation in fair value of investments in the statements of changes in net assets available for benefits.

In determining the realized gain or loss on investments sold, the cost of investments has been determined on the average cost basis for marketable securities and on the identified cost basis for mutual funds and bank common trust funds, commercial notes and unallocated insurance contracts.

Administrative expenses consisting primarily of fees paid for legal, accounting and other services are paid directly by the Corporation in accordance with the Plan Agreement and are based on customary and reasonable rates for such services.

NOTE C -- INCOME TAXES

The Internal Revenue Service has determined and informed the Company by a letter dated May 12, 1987 that the Plan is qualified and the trust established under the Plan is tax-exempt under the appropriate sections of the Code. The Plan Administrator does not anticipate that changes in the Plan after the date of the amendments covered by the Internal Revenue Service determination letter will affect the qualified and tax-exempt status of the Plan and the Trust, respectively.

      VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE D -- INVESTMENTS

The net unrealized (depreciation) appreciation in fair value of investments included in Plan equity is as follows:

                                                                  Net Unrealized
                                                            (Depreciation) Appreciation
                                                  in Fair Value for the Years Ended December 31
                                           --------------------------------------------------------------
                                               1993                    1992                    1991
                                           --------------         ----------------        ---------------
Fair value as determined by
  quoted market or stated
  redemption price:
   VF Corporation Common Stock             $   (3,612,779)         $     4,831,401         $    7,208,353

   ESOP Preferred Stock                       (11,944,828)              22,589,301              1,724,743

   Mutual funds and
    bank common trust funds                     2,749,507                 (983,494)             3,043,780
                                           --------------         ----------------        ---------------
                                              (12,808,100)              26,437,208             11,976,876

Fair value as determined by
  Plan trustee:
  United States government
    obligations

  Commercial notes                                (12,832)                 (30,255)                47,068

  Mutual funds and
    bank common trust funds

Unallocated insurance contracts
Cash

                                                  (12,832)                 (30,255)                47,068
                                           --------------         ----------------        ---------------
                                           $  (12,820,932)        $     26,406,953        $    12,023,944
                                           ==============         ================        ===============

                                                                   Fair Value
                                                                 at December 31
                                           --------------------------------------------------------------
                                               1993                    1992                    1991
                                           --------------         ----------------        ---------------
Fair value as determined by
  quoted market or stated
  redemption price:
   VF Corporation Common Stock             $   18,219,790          $    21,206,226         $   14,481,194

   ESOP Preferred Stock                        75,663,118               88,284,786             66,271,931

   Mutual Funds and
    bank common trust funds                    38,268,505               28,631,723             22,993,410
                                           --------------          ---------------         --------------
                                              132,151,413              138,122,735            103,746,535

Fair value as determined by
  Plan trustee:
  United States government
  obligations                                  13,673,576               11,024,047              8,987,377

  Commercial notes                              1,041,341                2,044,427              2,160,738

  Mutual funds and
  bank common trust funds                         621,992                  807,326              2,098,612

Unallocated insurance contracts                   217,487                  206,132                193,394

Cash                                                                                               11,424
                                          ---------------          ---------------         --------------
                                               15,554,396               14,081,932             13,451,545
                                          ---------------          ---------------         --------------
                                          $   147,705,809          $   152,204,667         $  117,198,080
                                          ===============          ===============         ==============

Unrealized appreciation in fair value of investments at December 31, 1993 and 1992 was $20,043,051 and $32,863,983 respectively.

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE D -- INVESTMENTS (Continued)

The net realized gain (loss) on the disposition of investments was as follows:

                                                  1993                    1992                    1991
                                               -----------              -----------             -----------
 Aggregate proceeds                            $47,003,365              $42,047,185             $57,139,515
 Aggregate cost                                 46,208,519               41,625,614              57,526,150
                                               -----------              -----------             -----------
 Net realized gain (loss)                      $   794,846              $   421,571             $  (386,635)
                                               ===========              ===========             ===========


Of the net realized gain, $684,631, $435,465 and $32,930 related to gains recognized on the sale of VF Common Stock and the conversion of VF Preferred Stock for the years ended 1993, 1992 and 1991, respectively.

             VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE D -- INVESTMENTS (Continued)


The fair value of individual investments that represent 5% or more of the Plan's net assets at December 31, 1993 and 1992 are as follows:


                                                             1993                                    1992
                                                          ----------                              ----------
ESOP Preferred Stock                                     $75,663,118                             $88,284,786
Fidelity Growth & Income Fund                             22,264,551                              16,899,837
VF Corporation Common Stock                               18,219,790                              21,206,226
Fidelity Magellan Fund                                    10,617,124
Kemper Money Market Fund                                   5,386,830

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


                               DECEMBER 31, 1993
NOTE D -- INVESTMENTS (Continued)


                                                    NUMBER OF SHARES
NAME OF ISSUER AND TITLE OF ISSUE                 OR PRINCIPAL AMOUNT                   FAIR VALUE                     COST
- ---------------------------------                 -------------------                   ----------                     ----
Securities of participating employer:
  VF Corporation Common Stock                                 395,009                   $18,219,790               $12,964,413
  VF Corporation 6.75% Series B ESOP
   Convertible Preferred Stock                              2,050,491                    75,663,118                 63,308,910
                                                                                        -----------               ------------
                                                                                         93,882,908                 76,273,323
                                                                                        -----------               ------------
United States Government Obligations:
  Small Business Administration Loans:                     12,572,457                    12,654,098                 12,640,066
    (Rates of 5.37% to 10.625%),
     Maturities of 3/24/94 to 8/14/08)

N.O.A.A. loan (Rate of 7.975%, Matures 1/2/97)                165,247                       165,040                    165,040

F.M.H.A. loans (Rates of 6.60% to 9.875%,
     Maturities of 2/01/96 to 12/05/04)                       848,434                       854,438                    854,438
                                                                                        -----------               ------------
                                                                                         13,673,576                 13,659,544
                                                                                        -----------               ------------
Other Securities
  Mutual funds and bank common trust funds
     Kemper Money Market Fund                               5,386,830                     5,386,830                  5,386,830

     Fidelity Growth & Income Fund                          1,002,005                    22,264,551                 20,129,157
     Fidelity Magellan Fund                                   149,854                    10,617,124                 10,370,894

     United Missouri Bank Funds
      Short-Term Money Market-I                               377,978                       377,978                    377,978
      Money Market Account                                    244,014                       244,014                    244,014

  Commonwealth Life Ins. Co. Contracts                        216,514                       217,487                    216,514

  Bethel Marine Inc.                                          208,000                       206,143                    206,143
     (Rate of 8%, Maturity of 06/07/02)
  Patriot Shipping Corporation                                324,000                       335,826                    299,700

       VF CORPORATION TAX-ADVANTAGED SAVINGS PLAN FOR SALARIED EMPLOYEES
                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)


NOTE D -- INVESTMENTS Continued

                                                     NUMBER OF SHARES
NAME OF ISSUER AND TITLE OF ISSUE                  OR PRINCIPAL AMOUNT            FAIR VALUE                     COST
- ---------------------------------                  -------------------            ----------                     ----
Other Securities (continued):
  American Telephone & Telegraph
  (Maturity of 01/21/94)                                    250,000            $     249,545               $    249,365


  US West Communications, Inc.
  (Maturity of 01/07/94)                                    250,000                  249,827                     249,296
                                                                               -------------               -------------
                                                                                  40,149,325                  37,729,891
                                                                               -------------               -------------
                                                                               $ 147,705,809               $ 127,662,758
                                                                               =============               =============
